UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2019

PIVOTAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller The Chrysler Building 405 Lexington Avenue, 11th Floor New York, New York		10174
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    212-818-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and one redeemable warrant	PVT.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	PVT	New York Stock Exchange
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	PVT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 18, 2019, Pivotal Acquisition Corp. (“Pivotal”) held an Annual Meeting of Stockholders (the “Meeting”). At the Meeting, Pivotal’s stockholders considered the following proposals:

1.    A proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of May 20, 2019, as amended, by and among Pivotal, Pivotal Merger Sub Corp., LD Topco, Inc. and, solely in its capacity as representative of the stockholders of the Company, Carlyle Equity Opportunity GP, L.P., a Delaware limited partnership, and the transactions contemplated thereby. The following is a tabulation of the votes with respect to this proposal, which was approved by Pivotal’s stockholders:

For	Against	Abstain	Broker Non-Votes
16,500,563	2,096,598	200,050	3,540,314

2(a).    A proposal to approve the following amendment to Pivotal’s current amended and restated certificate of incorporation: to change the name of the company to “KLDiscovery Inc.” The following is a tabulation of the votes with respect to this proposal, which was approved by Pivotal’s stockholders:

For	Against	Abstain	Broker Non-Votes
20,040,867	2,096,598	200,060	0

2(b).    A proposal to approve the following amendment to Pivotal’s current amended and restated certificate of incorporation: to increase Pivotal’s capitalization so that it will have 200,000,000 authorized shares of a single class of common stock and 1,000,000 authorized shares of preferred stock. The following is a tabulation of the votes with respect to this proposal, which was approved by Pivotal’s stockholders:

For	Against	Abstain	Broker Non-Votes
16,500,613	2,096,598	200,000	3,540,314

2(c).    A proposal to approve the following amendment to Pivotal’s current amended and restated certificate of incorporation: to delete the various provisions applicable only to special purpose acquisition corporations. The following is a tabulation of the votes with respect to this proposal, which was approved by Pivotal’s stockholders:

For	Against	Abstain	Broker Non-Votes
20,040,867	2,096,598	200,060	0

3.    A proposal to elect 8 directors who, upon the consummation of the transactions, will be the directors of Pivotal, in the classes set forth below. The following is a tabulation of the votes with respect to each director elected at the Meeting:

Director	For	Withheld	Broker Non-Votes
Class A
Richard J. Williams	16,500,613	2,296,598	3,540,314
Kevin Griffin	17,676,911	1,120,300	3,540,314
Class B
Donna Morea	16,500,513	2,296,698	3,540,314
Jonathan J. Ledecky	17,677,811	1,119,400	3,540,314
Evan Morgan	16,500,613	2,296,598	3,540,314
Class C
Christopher J. Weiler	16,500,613	2,296,598	3,540,314
Daniel F. Akerson	16,500,613	2,296,598	3,540,314
William Darman	16,500,613	2,296,598	3,540,314

4.    A proposal to approve the adoption of the 2019 Incentive Award Plan. The following is a tabulation of the votes with respect to this proposal, which was approved by Pivotal’s stockholders:

For	Against	Abstain	Broker Non-Votes
15,447,143	3,150,068	200,000	3,540,314

5.    A proposal to approve the adoption of the 2019 Employee Stock Purchase Plan. The following is a tabulation of the votes with respect to this proposal, which was approved by Pivotal’s stockholders:

For	Against	Abstain	Broker Non-Votes
15,947,193	2,650,018	200,060	3,540,314

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2019	PIVOTAL ACQUISITION CORP.

	By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
Chief Executive Officer